Terex Announces First Quarter 2020 Financial Results Conference Call

WESTPORT, CT, April 17, 2020 -- Terex Corporation (NYSE: TEX) will host a conference call to review its first quarter 2020 financial results on Friday, May 1, 2020 at 8:30 a.m. Eastern time. John L. Garrison, Jr., Chairman, President and Chief Executive Officer, will lead the call. The Company will release its financial results prior to the call.

A webcast of this call can be accessed at https://event.on24.com/wcc/r/2161188/D5A038B530ABFC5059D8F335E32AF6A2

Participants are encouraged to access the webcast 15 minutes prior to the starting time. The webcast will be available for replay at https://investors.terex.com.

About Terex:
Terex Corporation is a global manufacturer of lifting and materials processing products and services that deliver lifecycle solutions to maximize customer return on investment. The Company reports in two business segments: Aerial Work Platforms and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) to make information available to its investors and the market.

Contact Information:
Terex Corporation
Randy Wilson
Director, Investor Relations
(203) 221-5415
randy.wilson@terex.com